Exhibit 99.1

Equifax Prices $300 Million Senior Note Offering

ATLANTA, June 25, 2007 - Equifax Inc. (NYSE: EFX) has announced that it priced a $300 million registered public debt offering on June 25. The offering of investment-grade senior unsecured notes consisted of $300 million aggregate principal amount of 6.30% notes due 2017. The transaction is expected to close on June 28, 2007.

The notes were assigned a Baa1 issuer rating by Moody’s Investors Services, Inc. and Standard & Poor’s assigned a BBB+ rating to the notes.

Equifax expects to use the net proceeds of the public offering to repay short-term debt, a substantial portion of which was incurred in connection with Equifax’s acquisition of TALX Corporation.

Banc of America Securities LLC and Wachovia Securities are Joint Bookrunners for the offering.

Information About the Offering

This offering is pursuant to a shelf registration statement filed on June 25, 2007. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A prospectus supplement relating to this offering will be filed with the SEC. When available, copies of the prospectus supplement and the accompanying base prospectus may be obtained at no cost by visiting EDGAR on the SEC Web site at www.sec.gov, or alternatively by contacting Banc of America Securities LLC by telephone at 1-800-294-1322 or by e-mail at dg.prospectus_distribution@bofasecurities.com, or Wachovia Capital Markets, LLC at 1-866-289-1262.

About Equifax (www.equifax.com)

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

Customers have trusted Equifax for over 100 years to deliver innovative solutions with the highest integrity and reliability. Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, and much more. We empower individual consumers to manage their personal credit information, protect their identity, and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. employs approximately 6,900 people in 14 countries through North America, Latin America and Europe. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like, including statements concerning the expected use of the net proceeds of the offering and the expected closing date of the offering, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those events, risks and uncertainties include, but are not limited to, changes in worldwide and U.S. economic conditions and other factors that materially impact the demand for and pricing of securities and the capital markets generally or that otherwise prevent us from completing the proposed public offering on the terms indicated, and certain other factors discussed under the caption “Risk Factors” in the Management’s Discussion and Analysis section of Equifax’s Annual Report on Form 10-K for the year ended December 31, 2006, and in our other filings with the Securities and Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact Information:

David Rubinger
Media Relations
(404) 885-8555
david.rubinger@equifax.com

Jeff Dodge
Investor Relations
(404) 885-8300
jeff.dodge@equifax.com